Exhibit 99.1

Cohesant Inc. Announces Intent to Deregister Its Common Stock

BEACHWOOD, Ohio--(BUSINESS WIRE)--Cohesant Inc. (OTCBB: COHY) (“Cohesant”) today announced that it intends to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended, by filing a Form 15 with the Securities and Exchange Commission. Cohesant is eligible to deregister because it has fewer than 300 holders of record of its common stock.

Deregistration of the Company’s common stock was initially approved at a meeting of the Company’s Board of Directors on July 1, 2008, after consultation with management and deliberation regarding the advantages and disadvantages of continuing SEC registration and listing on the Over-the-Counter Bulletin Board. The Board of Directors determined that deregistration was in the best interest of the Company and its stockholders after consideration of several factors, including, (i) the high financial costs associated with preparing and filing periodic reports and other filings with the SEC in comparison to the size of the Company; (ii) the demands placed on management to comply with SEC reporting obligations, which detract from time available for overseeing the operation and growth of the Company; and (iii) the limited public trading volume of the Company’s common stock.

Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-KSB, 10-QSB, and 8-K, will immediately be suspended. The Company expects that the deregistration of its common stock will become effective not more than 90 days after the date of filing the Form 15. In addition, as a result of the decision to deregister, the Company’s common stock will cease to be eligible to trade on the OTCBB effective soon after filing the Form 15.

The Company expects, but cannot guarantee, that its common stock will continue to be quoted on the Pink Sheets after it is deregistration. There is no assurance that any brokerage firm will continue to make a market in the Company’s common stock after deregistration. The Pink Sheets is a centralized quotation service that publishes market maker quotes for securities primarily through its website, www.pinksheets.com.

The Company expects to continue to provide its stockholders with periodic financial and operational information through its website: www.cohesant.com. The financial information may not have the detail required of an SEC registered corporation.

Cohesant Inc., based in Beachwood Ohio, is engaged in the protection and renewal of drinking water distribution systems and wastewater collection systems for municipal, industrial, commercial and residential infrastructure and the design, development, manufacture and sale of specialty coatings and equipment used to apply such coatings. The Company markets its products under numerous trade names including; AquataPoxy, CuraFlo, CuraPoxy, and Raven.

Safe Harbor Statement

This communication contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly those statements regarding deregistration of the Company’s common stock and those preceded by, followed by, or that otherwise include the words, “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available as of today’s date, and there is no assumed obligation to update any of these statements. The forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results and expectations discussed. These forward-looking statements are made subject to significant risks and uncertainties that could cause actual results to differ materially from those stated. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Cohesant Inc. undertakes no obligation to publicly release any revisions to these forward looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Cohesant Inc.
Morris H. Wheeler, Chairman & Chief Executive Officer
216-910-1700